Exhibit 99.1

News Release

FIRST FINANCIAL CORPORATION

One First Financial Plaza, Terre Haute, Indiana 47807   (812) 238-6000

For more information contact:
October 30, 2012	Rodger A. McHargue at (812) 238-6334

First Financial Corporation reports 3rd Quarter 2012 results

TERRE HAUTE, INDIANA — First Financial Corporation (NASDAQ:THFF) today announced results for the nine and three months ended September 30, 2012. Net income of $24.2 and $8.1 million for the nine and three months, respectively, compares to $27.0 and $9.8 million for the same periods of 2011. Return on assets for the nine and three months ended September 30, 2012 was 1.12% and 1.16%, respectively, compared to 1.44% and 1.57% for the nine and three months ended September 30, 2011. Results for the first nine months of 2012 include income and expenses associated with the purchase of Freestar Bank on December 30, 2011 and were not reflected in the results for the first nine months of 2011.

Net interest income for the third quarter of 2012 was $27.4 million, an increase of 10.0% over the $24.9 million reported for the same period of 2011. Net interest income for the nine months ended September 30, 2012 was $82.2 million compared to the $74.8 million reported for the same period of 2011, an increase of $7.4 million. The net interest margin at September 30, 2012 was 4.41%, compared to the 4.52% reported at September 30, 2011.

The provision for loan losses for the three months ended September 30, 2012 was $2.6 million compared to the $1.4 million provision for the third quarter of 2011. For the nine months ended September 30, 2012 and 2011, the provision expense was $7.3 and $3.9 million, respectively.

Non-interest income for the three months ended September 30, 2012 and 2011 was $9.7 and $8.9 million, respectively, an 8.7% increase. Gains from the sale of mortgage loans comprised $0.9 million of the increase. For the nine months ended September 30, 2012, non-interest income increased $3.9 million to $29.0 million from the $25.1 million reported for the same period of 2011.

Non-interest expense for the three months ended September 30, 2012 was $23.0 million compared to $18.6 million in 2011.  For the nine months ended September 30, 2012, non-interest expense was $69.5 million compared to $56.9 for the nine months ended September 30, 2011. 2012 non-interest expense contains salary, benefits and one-time expenses related to the acquisition of Freestar Bank. In addition, costs related to the opening of four banking centers by First Financial Bank during the quarter resulted in expenses that did not exist during the same quarter of 2011.

Total loans at September 30, 2012 of $1.86 billion compare to the $1.66 billion reported during the same period a year ago. Deposits increased by $332.7 million to $2.26 billion. These increases were primarily driven by the Freestar Bank acquisition.

Book value per share was $27.86, a 2.77% increase from the $27.11 at September 30, 2011. Shareholders’ equity increased 3.42% to $368.8 million from $356.6 million on September 30, 2011.

First Financial Corporation is the holding company for First Financial Bank N.A. in Indiana and Illinois, The Morris Plan Company of Terre Haute and Forrest Sherer Inc. in Indiana.

Earning Release Data

CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands, except per share data)

	September 30,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Cash and due from banks	$63,638	$134,280
Federal funds sold and short-term investments	55,773	11,725
Securities available-for-sale	656,506	666,287
Loans:	—	—
Commercial	1,078,449	1,099,324
Residential	507,446	505,600
Consumer	273,196	289,717
	1,859,091	1,894,641
Less:
Unearned Income	(930)	(962)
Allowance for loan losses	(21,457)	(19,241)
	1,836,704	1,874,438

Restricted Stock	21,296	22,282
Accrued interest receivable	12,785	12,947
Premises and equipment, net	44,722	40,105
Bank-owned life insurance	76,280	82,646
Goodwill	37,612	37,612
Other intangible assets	4,216	5,142
Other real estate owned	8,670	4,964
FDIC Indemnification asset	1,602	2,384
Other assets	59,437	59,964
TOTAL ASSETS	$2,879,241	$2,954,776
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$430,619	$435,236
Interest-bearing:	—	—
Certificates of deposit of $100 or more	233,814	242,001
Other interest-bearing deposits	1,595,237	1,597,262
	2,259,670	2,274,499
Short-term borrowings	43,997	100,022
Other borrowings	125,863	146,427
Other liabilities	80,950	86,867
TOTAL LIABILITIES	2,510,480	2,607,815
Shareholders’ equity
Common stock, $.125 stated value per share;
Authorized shares-40,000,000 Issued shares-14,490,609 in 2012 and 14,450,966 in 2011 Outstanding shares-13,237,523 in 2012 and 13,197,880 in 2011	1,808	1,806
Additional paid-in capital	69,692	69,328
Retained earnings	336,147	318,130
Accumulated other comprehensive income (loss)	(7,077)	(10,494)
Treasury shares at cost-1,253,086 in 2012 and 2011	(31,809)	(31,809)
TOTAL SHAREHOLDERS’ EQUITY	368,761	346,961
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,879,241	$2,954,776

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Dollar amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INTEREST INCOME:
Loans, including related fees	$24,725	$22,943	$75,149	$68,903
Securities:
Taxable	3,308	4,016	10,339	12,532
Tax-exempt	1,827	1,712	5,442	5,075
Other	568	479	1,781	1,426
TOTAL INTEREST INCOME	30,428	29,150	92,711	87,936

INTEREST EXPENSE:
Deposits	1,881	2,974	6,714	9,339
Short-term borrowings	33	56	116	151
Other borrowings	1,108	1,216	3,648	3,628
TOTAL INTEREST EXPENSE	3,022	4,246	10,478	13,118

NET INTEREST INCOME	27,406	24,904	82,233	74,818

Provision for loan losses	2,559	1,360	7,304	3,894
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	24,847	23,544	74,929	70,924

NON-INTEREST INCOME:
Trust and financial services	1,413	1,002	4,332	3,530
Service charges and fees on deposit accounts	2,560	2,305	7,166	6,808
Other service charges and fees	2,506	2,142	7,237	6,223
Securities gains/(losses), net	17	—	677	7
Total impairment losses	—	(13)	(11)	(110)
Loss recognized in other comprehensive loss
Net impairment loss recognized in earnings	—	(13)	(11)	(110)
Insurance commissions	1,736	1,935	5,426	5,328
Gain on sales of mortgage loans	1,253	406	2,970	1,144
Other	203	1,133	1,159	2,168
TOTAL NON-INTEREST INCOME	9,688	8,910	28,956	25,098

NON-INTEREST EXPENSE:
Salaries and employee benefits	13,695	11,475	42,005	34,430
Occupancy expense	1,465	1,171	4,370	3,624
Equipment expense	1,335	1,079	4,016	3,308
FDIC Expense	494	161	1,449	1,440
Other	5,975	4,667	17,646	14,113
TOTAL NON-INTEREST EXPENSE	22,964	18,553	69,486	56,915
INCOME BEFORE INCOME TAXES	11,571	13,901	34,399	39,107
Provision for income taxes	3,480	4,087	10,160	12,073
NET INCOME	8,091	9,814	24,239	27,034
OTHER COMPREHENSIVE INCOME
Change in unrealized gains/losses on securities, net of reclassifications	3,123	6,322	3,763	21,828
Tax effect	(1,249)	(2,529)	(1,505)	(8,731)
	1,874	3,793	2,258	13,097
Change in funded status of post retirement benefits	645	505	1,932	1,513
Tax effect	(258)	(202)	(773)	(605)
	387	303	1,159	908
TOTAL OTHER COMPREHENSIVE INCOME	2,261	4,096	3,417	14,005
COMPREHENSIVE INCOME	$10,352	$13,910	$27,656	$41,039
PER SHARE DATA
Basic and Diluted	0.61	0.75	1.83	2.06
Dividends per Share	—	—	0.47	0.47
Weighted average number of shares outstanding (in thousands)	13,238	13,152	13,233	13,152

	For the nine months ended
	September 30,	September 30,
Key Ratios	2012	2011
Return on average assets	1.12%	1.44%
Return on average common shareholder’s equity	9.06%	10.65%
Average common shareholder’s equity to average assets	12.86%	13.89%
End of period tangible common equity to tangible assets	11.52%	10.45%
Book value per share	$27.86	$27.11
Tangible book value per share	$24.70	$23.86
Risk-based capital - Tier 1	15.15%	17.77%
Risk-based capital - Total	16.12%	18.92%
Net interest margin	4.41%	4.52%
Efficiency Ratio	60.04%	54.74%
Net charge-offs to average loans and leases	0.33%	0.18%
Loan and lease loss reserve to loans and leases	1.15%	0.99%
Nonperforming assets to loans and leases	2.93%	3.10%

	For the nine months ended
	September 30,	September 30,
Asset Quality	2012	2011
Accruing loans and leases past due 90 days or more	$3,772	$2,992
Nonaccrual loans and leases	41,913	43,389
Other real estate owned	8,670	4,964
Total nonperforming assets	$54,355	$51,345